SCHEDULE 14C
(Rule 14c-101)

INFORMATION REQUIRED IN INFORMATION STATEMENT

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

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ENIGMA SOFTWARE GROUP, INC.
_______________________________________
(Name of Registrant as Specified In Its Charter)

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ENIGMA SOFTWARE GROUP, INC.

150 Southfield Avenue, Suite 1432

Stamford, CT 06902

INFORMATION STATEMENT

WE ARE NOT ASKING YOU FOR A PROXY
AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

TO ALL STOCKHOLDERS:

This Information Statement (this “Information Statement”) is first being mailed on or about September 7, 2007 to the holders of record of the common stock, with $0.001 par value (the “Common Stock”) of Enigma Software Group, Inc. (“we”, “us” or the “Company”) as of the close of business on August 13, 2007 (the “Record Date”). This Information Statement relates to a certain action taken by the written consent of the holders of a majority of the Company's outstanding Common Stock, dated August 9, 2007 (the “Written Consent”).

The Written Consent authorized the following:

(1) An amendment to the Company’s Certificate of Incorporation (the “Amendment”) to increase the number of authorized shares of the Company’s Common Stock from 100,000,000 shares to 250,000,000 shares;

(2) The re-election (the “Re-Election”) of Alvin Estevez, Colorado Stark and Edwin McGuinn, Jr. to the Board of Directors of the Company.

The Written Consent constitutes the consent of a majority of the total number of shares of outstanding Common Stock and is sufficient under the General Corporation Law of the State of Delaware (the “DGCL”) and the Company’s Bylaws to approve the Amendment and Re-Election. Accordingly, neither the Amendment nor the Re-Election shall be submitted to the Company's other stockholders for a vote.

This Information Statement is being furnished to you to provide you with material information concerning the action taken in connection with the Written Consent in accordance with the requirements of the Securities Exchange Act of 1934 and the regulations promulgated there under, including Regulation 14C. This Information Statement also constitutes notice under Section 228 of the DGCL of the action taken in connection with the Written Consent.

Only one Information Statement is being delivered to two or more security holders who share an address, unless the Company has received contrary instruction from one or more of the security holders. The Company will promptly deliver, upon written or oral request, a separate copy of the Information Statement to a security holder at a shared address to which a single copy of the document was delivered. If you would like to request additional copies of the Information Statement, or if in the future you would like to receive multiple copies of information or proxy statements, or annual reports, or, if you are currently receiving multiple copies of these documents and would, in the future, like to receive only a single copy, please so instruct the Company, by writing to us at 150 Southfield Avenue, Suite 1432, Stamford, CT 06902, Attn: Richard M. Scarlata.

The Company will pay all costs associated with the distribution of this Information Statement, including the costs of printing and mailing. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending this Information Statement to the beneficial owners of the Common Stock.

THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS AND NO STOCKHOLDERS MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN.

By:	/s/ Colorado Stark
Colorado Stark Chairman of the Board of Directors
Dated: September 4, 2007

INFORMATION STATEMENT

INTRODUCTION

This Information Statement is being mailed or otherwise furnished to stockholders of the Company in connection with the approval by Written Consent of the holders of a majority of the Company's Common Stock of the proposals to approve the Amendment and Re-Election (the “Proposals”).

This Information Statement is being first sent to stockholders on or about September 7, 2007. The proposal regarding the Amendment shall be effective upon the filing of the Amendment to the Certificate of Incorporation with the Secretary of State of the State of Delaware, which will occur after the twentieth (20) day from the mailing of the Information Statement. The proposal regarding the Re-Election will become effective following the twentieth (20) day after the mailing thereof.

Meeting Not Required

The Proposals were approved by Written Consent. No further vote is required to approve the foregoing.

Furnishing Information

This Information Statement is being furnished to all holders of Common Stock of the Company. The Company’s filings may be viewed on the Securities and Exchange Commission (the “SEC”) web site at www.sec.gov in the EDGAR Archives and are incorporated herein by reference. The Company is presently current in the filing of all reports required to be filed by it.

Dissenters Rights of Appraisal

There are no dissenters’ rights of appraisal applicable to the actions authorized by the Written Consent.

Proposals by Security Holders

No security holders entitled to vote have transmitted any proposals to be acted upon by the Company.

Voting Securities and Principal Holders Thereof

The Proposals requires the approval of a majority of the outstanding shares of Common Stock. Each holder of Common Stock is entitled to one (1) vote for each share held. The record date for the purpose of determining the number of shares outstanding and for determining stockholders entitled to vote is the close of business on the Record Date. As of the Record Date, the Company had 4,191,266 shares of Common Stock issued and outstanding.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information with respect to the beneficial ownership of the Common Stock of the Company as of July 29, 2007, for: (i) each person who is known by the Company to beneficially own more than five percent (5%) of the Company’s Common Stock, (ii) each of the Company’s directors, (iii) each of the Company’s named executive officers, and (iv) all directors and executive officers as a group. As of July 29, 2007, the Company had 4,191,266 shares of Common Stock outstanding.

Name and Address of Beneficial Owner[1]	Shares Beneficially Owned	Percentage of Shares Beneficially Owned	Percentage of Total Voting Power	Position
Colorado Stark	6,056,872	34.3%	34.3%	Executive Chairman & Director
Alvin Estevez	5,995,129[2]	33.9%	33.9%	President & CEO and Director
Dutchess Private Equities Fund, LP, Dutchess Private Equities Fund, II, LP	1,397,088	7.9%	7.9%
Edwin J. McGuinn, Jr.	0	0	0	Director
Richard M. Scarlata	0	0	0	CFO & Treasurer
Directors and Executive Officers as a Group (4 persons)	12,052,001	68.2%	68.2%

The following table sets forth certain information with respect to the beneficial ownership of the preferred stock of the Company, with $.001 par value (the “Preferred Stock”) as of July 29, 2007, for: (i) each person who is known by the Company to beneficially own more than five percent (5%) of the Company’s Preferred Stock, (ii) each of the Company’s directors, (iii) each of the Company’s named executive officers, and (iv) all directors and executive officers as a group. As of July 29, 2007, the Company had 7,433,988 shares of Preferred Stock outstanding.

[1]	Except where otherwise indicated, the address of the beneficial owner is deemed to have the same address as the Company.
[2]	Includes all shares of Common Stock underlying Messrs. Stark and Estevez’ Preferred Stock that they may obtain within sixty (60) days.

Name and Address of Beneficial Owner	Shares Beneficially Owned	Percentage of Shares Beneficially Owned	Percentage of Total Voting Power	Position
Colorado Stark	3,736,036	50.3%	50.3%	Executive Chairman & Director
Alvin Estevez	3,697,952	49.7%	49.7%	President & CEO and Director
Edwin J. McGuinn, Jr.	0	0	0	Director
Richard M. Scarlata	0	0	0	CFO & Treasurer
Directors and Executive Officers as a Group (4 persons)	7,433,988	100%	100%

WE ARE NOT ASKING YOU FOR A PROXY
AND YOU ARE REQUESTED NOT TO SEND US A PROXY

PROPOSAL 1

AMENDMENT OF CERTIFICATE OF INCORPORATION

Our Board of Directors has adopted and approved an amendment to our Certificate of Incorporation to increase the authorized Common Stock from 100,000,000 shares to 250,000,000 shares. A majority of the stockholders entitled to vote on the Amendment voted in favor of the Amendment by Written Consent, dated August 9, 2007. The text of the Amendment is included in this Information Statement as Exhibit A. The Amendment will take effect upon the filing of a Certificate of Amendment with the Secretary of State of the State of Delaware.

Reasons for the Amendment

The Board of Directors believes that additional authorized shares are needed to provide the Company adequate flexibility to engage in future capital raising transactions, acquisitions or other transactions which might require the issuance of common stock, such as the issuance of shares in connection with stock splits or stock dividends or the issuance or reservation of common stock for equity awards under compensation and benefit plans.

The future issuance of additional shares of common stock on other than a pro rata basis to existing stockholders will dilute the ownership of the current stockholders, as well as their proportionate voting rights.

Although this action is not intended to have any anti-takeover effect and is not part of any series of anti-takeover measures, the Company’s stockholders should note that the availability of additional authorized and unissued shares of common stock could make any attempt to gain control of the Company or the Board of Directors more difficult or time consuming and that the availability of additional authorized and unissued shares might make it more difficult to remove management. Although the Board of Directors currently has no intention of doing so, shares of common stock could be issued by the Board of Directors to dilute the percentage of common stock owned by a significant stockholder and increase the cost of, or the number of, voting shares necessary to acquire control of the Board of Directors or to meet the voting requirements imposed by Delaware law with respect to a merger or other business combination involving the Company.

PROPOSAL 2

RE-ELECTION OF DIRECTORS

On August 9, 2007, a majority of the stockholders entitled to vote on director elections approved the re-election of the three (3) current directors of the Company by Written Consent. Each director is to serve until the next annual meeting of our stockholders or the directors' prior death, resignation or termination and the appointment and qualification of their successors. The names and biographies of the directors are below:

Name	Age	Position
Colorado Stark	36	Executive Chairman, Director
Alvin Estevez	36	President and CEO, Director
Edwin J. McGuinn, Jr.	56	Director

Colorado Stark. Mr. Stark co-founded the Company in 1999 and has been a member of the Board of Directors since 1999. Having worked in the investment banking industry for over twelve (12) years, Mr. Stark offers Enigma his expertise in sales, business development, raising capital, and structuring transactions to enhance shareholder value. From 2001 to 2003, in addition to serving as Enigma Software Group's Executive Chairman, Mr. Stark also served as president of Brill Capital. Brill Capital was a Venture Capital Placement agent that helped U.S. companies, in the fields of biotechnology and communications, raise capital from Taiwan.

Alvin Estevez. Mr. Estevez co-founded the Company, along with Mr. Stark, in 1999 and has been a member of the Board of Directors since 1999. He comes from a network security background and prior to co-founding Enigma, he worked at defense contractor Northrop Grumman, as well as with related subsidiaries and entities. Mr. Estevez brings to the Company the experience of managing large groups of technical personnel along with the expertise of building enterprise level technology systems.

Edwin J. McGuinn, Jr. Mr. McGuinn currently serves as a Director of the Company, having been so elected in March 2005. Mr. McGuinn also serves on the Audit Committee and the Compensation Committee and has been designated the Audit Committee Financial Expert. Mr. McGuinn is currently the Chairman and CEO of MRU Holdings, Inc., having held such position since April 2004. MRU Holdings, Inc. is a specialty finance company that provides undergraduate and graduate students with funds for higher education. Prior to joining MRU Holdings, Inc., Mr. McGuinn was the President and CEO of eLOT, Inc., having held such positions from May 2000 until November 2004. eLOT, Inc. is a company whose focus was the development of consumer e-commerce products and integrated network management systems for the sale of state and governmental lottery tickets on the Internet. Prior to joining eLOT, Inc., Mr. McGuinn was President and CEO of Limitrader.com from January 1999 until May 2000. Limitrader.com is the first Internet based trading platform for the new issue and secondary trading of corporate bonds. Mr. McGuinn also sits on the Board of Directors of eLOT, Inc. and the board of a venture capital company and several development stage companies specializing in financial technology and Internet services.

Arrangements or Understandings

There was no arrangement or understanding between any of our directors and any other person pursuant to which any director was to be selected as a director.

Involvement in Certain Legal Proceedings

During the past five (5) years, none of the directors or executive officers has been involved in any legal proceedings that are material to the evaluation of their ability or integrity.

Family Relationships

There are no family relationships between any two (2) or more of the Company’s directors or executive officers.

Compliance with Section 16(a) of the Exchange Act

Section 16(a) of the Securities Exchange Act of 1934 requires that the Company’s directors and executive officers and persons who beneficially own more than ten percent (10%) of a registered class of its equity securities, file with the SEC reports of ownership and changes in ownership of its common stock and other equity securities. Executive officers, directors, and greater than ten percent (10%) beneficial owners are required by SEC regulation to furnish the Company with copies of all Section 16(a) reports that they file. Based solely upon a review of the copies of such reports furnished to us or written representations that no other reports were required, the Company believes that, during fiscal year 2006, all filing requirements applicable to its executive officers, directors, and greater than ten percent (10%) beneficial owners were met.

Audit Committee

In March 2005, the Company adopted an Audit Committee Charter and designated Edwin J. McGuinn, Jr., the sole member of the Audit Committee, as the independent audit committee financial expert. The appointment of Mr. McGuinn satisfies the definition of independence in accordance with SEC rules and NASDAQ listing standards.

The Audit Committee makes such examinations as are necessary to monitor the corporate financial reporting and the external audits of the Company, to provide to the Board of Directors the results of its examinations and recommendations derived there from, to outline to the Board of Directors improvements made, or to be made, in internal control, to nominate independent auditors, and to provide to the Board of Directors such additional information and materials as it may deem necessary to make the Board of Directors aware of significant financial matters that require the attention of the Board of Directors.

Compensation Committee

In March 2005, the Company adopted a Compensation Committee Charter. The compensation committee is authorized to review and make recommendations to the Board of Directors regarding all forms of compensation to be provided to the executive officers and directors of the Company, including stock compensation, and bonus compensation to all employees. Mr. McGuinn is the sole member of the Compensation Committee. The Compensation Committee held one meeting during fiscal year 2006.

Nominating Committee

The Company does not have a Nominating Committee. In the opinion of the Board of Directors, the constitution of such committee at this time is not necessary because the Board of Directors as a whole performs the functions that would otherwise be performed by this committee.

Meetings of the Board of Directors

The Board of Directors had seven meetings during fiscal year 2006. Each director attended at least seventy-five percent (75%) of the total number of meetings of the Board of Directors and committees of the Board of Directors.

Stockholder communications

Stockholders and other parties interested in communicating with the Board of Directors may do so by writing to the Board of Directors at 150 Southfield Avenue, Suite 1432, Stamford, CT 06902. The Chief Financial Officer reviews all such correspondence and regularly forwards it or a summary of the correspondence to all of the other members of the Board of Directors. Directors may at any time review a log of all correspondence received by the Company that is addressed to the Board of Directors and request copies of any such correspondence.

Annual Meetings

We encourage but do not require our directors to attend the annual meeting of stockholders.

Compensation of Directors

The following table sets forth information concerning all cash and non-cash compensation awarded to, earned by or paid to all of the executive officers of the Company, who served during the fiscal year ended December 31, 2006, for services in all capacities to the Company:

SUMMARY COMPENSATION TABLE

Name & Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non- Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Alvin Estevez President & CEO	2006	$150,000	0	0	$11,056	0	0	$32,750	$193,806
Colorado Stark Executive Chairman	2006	$150,000	0	0	$11,056	0	0	$29,596	$190,652
Richard M. Scarlata CFO & Treasurer	2006	$110,000	0	0	$11,070	0	0	$12,500	$133,570

Employment Agreements

Messrs. Estevez, Stark, and Scarlata each have an employment agreement with the Company that currently extends until December 31, 2009. The employment agreements each provide for an initial term of employment of three (3) years, which term is automatically extended for successive one (1) year terms unless either party notifies the other of its intention not to renew for an additional year. The employment contracts provide for annual discretionary performance bonuses and additional incentive awards, including stock options and stock grants. In addition, the employment agreements each contain non-compete, non-disclosure and non-solicitation restrictive covenants, which last for a period of twelve (12) months following the date of the employee’s termination from the Company. A copy of each of these employment agreements was filed as an exhibit to the Company’s Form 8-K filed on February 16, 2005.

Messrs. Estevez, Stark and Scarlata participate in the Company’s defined contribution plan, the Enigma Software Group, Inc. 401(k) Plan, (the "401(k) Plan"). The 401(k) Plan became effective on May 1, 2004. Eligible employees are able to make contributions to the 401(k) Plan, which are matched, effective September 1, 2006, by the Company at the rate of 100% of an individual employee’s contribution up to the maximum allowable by law, which for 2006 was generally $15,000. Prior to September 1, 2006, the Company matched fifty percent (50%) of the first $10,000 of an individual employee's contribution.

The Company recognizes compensation costs associated with stock options over each employee’s service period, which in all cases is the vesting period for such stock option grants. The 2006 stock option awards vest ratably over a period of twelve (12) months from the date of grant, which is the requisite service period for such awards. No other conditions, such as market or performance conditions, must be satisfied in order for the option awards to fully vest.

Equity Awards

The following table sets forth information with respect to outstanding equity awards at December 31, 2006 held by the persons named in the Summary Compensation Table:

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END (1)

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Alvin Estevez President & CEO	225,000 26,293	50,246[1]	0 0	$ $	0.0715 1.2100	4/12/2011 5/17/2010	0	0	0	0
Colorado Stark Executive Chairman	225,000 20,238	50,24[1]	0 0	$ $	0.0715 1.2100	4/12/2011 5/17/2010	0	0	0	0
Richard M. Scarlata CFO & Treasurer	225,000 161,718	50,246[1] 118,271	0 0	$ $	0.0650 1.1000	4/12/2016 5/17/2015	0	0	0	0

Compensation of non-employee directors

The following table sets forth information with respect to non-employee director’s compensation for the fiscal year ended December 31, 2006:

NON-EMPLOYEE DIRECTOR COMPENSATION

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings	All Other Compensation ($)	Total ($)
Edwin J. McGuinn, Jr.	$10,000	0	$190	0	0	0	$10,190

[1]	Represents stock option grants for the year ended December 31, 2006; such grants rest ratably on the first day of each month of January to April, 2007.

Non-employee directors of the Company are paid $10,000 per year in director fees, payable quarterly. No fees are paid for meeting attendance or for committee service. Non-employee directors also receive non-qualified stock options as follows:

Initial Grant. At the time this option was granted, the Company’s practice was upon initial election to the Board of Directors, a non-employee director would receive a stock option grant to purchase 39,000 shares of Common Stock with an exercise price equal to the fair market value as of the date of grant. The option vests as to 13,000 shares on the one (1) year anniversary of the date of grant, 13,000 shares on the second year anniversary of the date of grant, and 13,000 shares on the third year anniversary of the date of grant, as long as the individual is still a member of the Board of Directors as of such date. The option has a term of ten (10) years.

Annual Grant. At the time this option was granted, the Company’s practice was that every non-employee director was entitled to an annual grant of a stock option to purchase 3,000 shares of Common Stock on the last trading day in March following the anniversary of the member joining the Board of Directors. The options fully vested on the date of grant, with a term of ten (10) years. The exercise price was the fair market value as of the date of the grant. The method of making such grants changed effective March 13, 2007.

During the year ended December 31, 2006, Mr. McGuinn was awarded an option to purchase 3,000 shares exercisable at $0.065 per share. The option was fully vested upon the date of grant. During the year ended December 31, 2005, Mr. McGuinn was awarded an option to purchase 39,000 shares exercisable at $1.26 per share. The option vested as to 13,000 shares on each of March 8, 2006 and March 8, 2007, and shall vest with respect to the remaining 13,000 shares on March 8, 2008, as long as Mr. McGuinn remains a member of the Board of Directors at such time. Grants were made to Mr. McGuinn in March 2007 and May 2007.

Transactions with Related Persons and Certain Control Persons

In June 2006, Enigma entered into a $1,000,000 convertible debenture agreement with Dutchess Private Equities Fund, LP and Dutchess Private Equities Fund, II, LP (collectively, “Dutchess”). The conversion rate of the debentures (the “Debentures”) issued to Dutchess is a fluctuating twenty five percent (25%) discount from the market price around the time of conversion, with a maximum conversion rate of $.07 per share. As a result of the issuance of the Debentures to Dutchess, Colorado Stark and Alvin Estevez exchanged their shares of Common Stock for shares of newly issued Preferred Stock. The Board of Directors of the Company concluded that it was in the best interests of the Company to provide the Messrs. Stark and Estevez shares of the Company’s Preferred Stock in exchange for their shares of Common Stock. Messrs. Stark and Estevez founded the Company and have been instrumental in the operations and performance of the Company since inception. Messrs. Stark and Estevez would not have remained with the Company unless they were afforded the anti-dilution protection as a result of the Dutchess financing. Dutchess was the only source of financing for the Company, and the Company could not have survived without the Dutchess financing as well as the management services of Messrs. Stark and Estevez. There was no change in the ownership nor the rights of the non-affiliated shareholders of the Company based on the decision to issue shares of the Company’s Preferred Stock to Messrs. Stark and Estevez.

Since the holders of shares of the Preferred Stock generally vote together with the holders of shares of the Common Stock on an as-if-converted basis, Colorado Stark and Alvin Estevez retain significant influence over management and affairs and over all matters requiring stockholder approval, including the election of directors and significant corporate transactions, such as a merger or other sale of the Company or its assets, for the foreseeable future. This concentrated control limits the ability of stockholders to influence corporate matters and, as a result, we may take actions that our stockholders do not view as beneficial. As a result, the market price of our Common Stock could be adversely affected.

Director Independence

Edwin J. McGuinn, Jr. is an independent director of the Company, and as such, he satisfies the definition of independence in accordance with SEC rules and NASDAQ listing standards. Colorado Stark and Alvin Estevez are not independent directors of the Company.

Code of Ethics

In March 2005, the Company adopted a Code of Ethics.

VOTES OBTAINED

The following individuals own the number of shares and percentages set forth opposite their names and executed the Written Consent:

Name of Owner	Amount of Ownership	Percentage of Class
Colorado Stark	6,056,872	34.3%
Alvin Estevez	5,995,129	33.9%
Total	12,052,001	68.2%

INTEREST OF CERTAIN PERSONS IN FAVOR OF OR IN OPPOSITION OF MATTERS TO BE ACTED UPON

No officer or director of the Company has any substantial interest in the matters to be acted upon, other than his role as an officer or director of the Company. No director of the Company has informed the Company that he intends to oppose the proposed action to be taken by the Company set forth in this Information Statement.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the SEC.  The periodic reports and other information we have filed with the SEC may be inspected and copied at the SEC’s Public Reference Room at 100 F Street, N. E., Washington, D.C. 20549. You may obtain information as to the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.  The SEC also maintains a website that contains reports, proxy statements and other information about issuers, like Enigma Software Group, Inc., who file electronically with the SEC.  The address of that site is http://www.sec.gov.

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS INFORMATION STATEMENT.  WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM WHAT IS CONTAINED IN THIS INFORMATION STATEMENT. THIS INFORMATION STATEMENT IS DATED AUGUST___, 2007. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS INFORMATION STATEMENT IS ACCURATE AS OF ANY DATE OTHER THAN SUCH DATE, AND THE MAILING OF THIS INFORMATION STATEMENT TO STOCKHOLDERS SHALL NOT CREATE ANY IMPLICATION TO THE CONTRARY.

By Order of the Board of Directors

By:	/s/ Colorado Stark
Colorado Stark Chairman of the Board of Directors
Dated: September 4, 2007

EXHIBIT A

CERTIFICATE OF AMENDMENT

OF CERTIFICATE OF INCORPORATION

OF ENIGMA SOFTWARE GROUP, INC.

Enigma Software Group, Inc. (hereinafter called the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify:

1. The Certificate of Incorporation of the corporation is hereby amended by striking out Article IV Capital Stock Section A. Authorized Capital Stock thereof and by substituting in lieu of said Article the following new Article:

ARTICLE IV

CAPITAL STOCK

SECTION A. AUTHORIZED CAPITAL STOCK

The amount of total authorized capital stock of this Corporation shall be 260,000,000 shares, divided as follows: (i) 250,000,000 shares of Common Stock, with $0.001 par value (the “Common Stock”), and (ii) 10,000,000 shares of Preferred Stock, with $0.001 par value (the “Preferred Stock”).

2. The amendment of the certificate of incorporation herein certified has been duly adopted in accordance with the provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware.

Executed on this 28th day of September, 2007.

ENIGMA SOFTWARE GROUP, INC.
By:	By: /s/ Colorado Stark
Name: Colorado Stark
Title: Chairman of the Board of Directors